4866-2899-9257v4/107426-0002 CERTIFICATE OF AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF BIRD GLOBAL, INC. Adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware Bird Global, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, by its duly authorized officer, does hereby certify: FIRST: That the Board of Directors of the Corporation has duly adopted resolutions (1) authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware an amendment of the Corporation’s Amended and Restated Certificate of Incorporation to (A) reclassify, change, and convert (i) each twenty-five (25) outstanding shares of the Corporation’s Class A common stock, having a par value of $0.0001 per share, into one (1) share of Class A common stock, having a par value of $0.0001 per share, and (ii) each twenty-five (25) outstanding shares of the Corporation’s Class X common stock, having a par value of $0.0001 per share, into one (1) share of Class X common stock, having a par value of $0.0001 per share, and (B) reduce the number of authorized shares of the Corporation’s capital stock, Class A Common Stock, Class B Common Stock, Class X Common Stock, and Preferred Stock (but not the authorized shares of Series A Preferred Stock), in each case, by a corresponding ratio; (2) declaring such amendment to be advisable and (3) directing that such amendment be considered at the Special Meeting of Stockholders held on May 18, 2023. SECOND: That upon the effectiveness of this Certificate of Amendment of the Amended and Restated Certificate of Incorporation, the Amended and Restated Certificate of Incorporation is hereby amended by adding a new paragraph after the first paragraph of Article IV to read as follows: (i) Each twenty-five (25) shares of the Class A Common Stock, having a par value of $0.0001 per share, of the Corporation issued and outstanding or held in treasury as of 5:00 p.m. Pacific Time on the date this Certificate of Amendment of the Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware (the “Effective Time”) shall be reclassified as and changed into one (1) share of Class A Common Stock, having a par value of $0.0001 per share, of the Corporation, without any action by the holders thereof; and (ii) each twenty-five (25) shares of the Class X Common Stock, having a par value of $0.0001 per share, of the Corporation issued and outstanding or held in treasury as of the Effective Time shall be reclassified as and changed into one (1) share of Class X Common Stock, having a par value of $0.0001 per share, of the Corporation, without any action by the holders thereof. No fractional shares shall be issued in connection with this reclassification. A holder of Class A Common Stock who would otherwise be entitled to receive a fractional share as a result of the reclassification will receive one whole share of Class A Common Stock in lieu of such fractional share and a holder of Class X Common Stock who would otherwise be entitled to receive a fractional share as a

-2- 4866-2899-9257v4/107426-0002 result of the reclassification will receive one whole share of Class X Common Stock in lieu of such fractional share.” THIRD: That upon the effectiveness of this Certificate of Amendment of the Amended and Restated Certificate of Incorporation, the first paragraph of Article IV of the Amended and Restated Certificate of Incorporation is hereby amended in its entirety to read as follows: “Upon the Effective Time (as defined below), the total number of shares of capital stock that the Corporation shall have authority to issue is 46,400,000 consisting of: (i) 40,000,000 shares of Class A common stock, having a par value of $0.0001 per share (the “Class A Common Stock”); (ii) 400,000 shares of Class B common stock, having a par value of $0.0001 per share (the “Class B Common Stock” and together with the Class A Common Stock, the “Class A/B Common Stock”); (iii) 2,000,000 shares of Class X common stock, having a par value of $0.0001 per share (the “Class X Common Stock” and together with the Class A/B Common Stock, the “Common Stock”); and (iv) 4,000,000 shares of preferred stock, having a par value of $0.0001 per share (the “Preferred Stock”). FOURTH: That, in accordance with the provisions of the Delaware General Corporation Law, the holders of the necessary number of shares of capital stock of the Corporation entitled to vote thereon affirmatively voted in favor of the amendment at the Special Meeting of Stockholders held on May 18, 2023 upon notice in accordance with the provisions of Section 222 of the Delaware General Corporation Law. FIFTH: That the amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law by the Board of Directors and stockholders of the Corporation. * * *

-3- 4866-2899-9257v4/107426-0002 IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Amended and Restated Certificate of Incorporation to be executed by Shane Torchiana, its Chief Executive Officer, this 18th day of May, 2023. BIRD GLOBAL, INC. By: /s/ Shane Torchiana Shane Torchiana Chief Executive Officer